AGREEMENT TO ASSIGN LEASES AND QUITCLAIM OF INTERESTS

     THIS AGREEMENT TO ASSIGN LEASES AND QUITCLAIM OF INTERESTS (the "Agreement") is made this 20th day of April, 1995 by and between KENNECOTT EXPLORATION COMPANY, a Delaware corporation, with an office at 10 East South Temple, Salt Lake City, Utah 84133 ("Kennecott") and FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation, with an office at 340 Freeport Boulevard, Suite 3, Sparks, Nevada 89431 ("Fischer-Watt").

                             RECITALS

     A. Pursuant to that certain Assignment of Leases dated July 15, 1994, and the related Agreement to Assign Leases dated July 7, 1994, Fischer-Watt assigned to Kennecott certain leases located in Imperial County, California, it being the intent of the parties that all of the real property interests relating to that project of Fischer-Watt would be transferred to Kennecott.

     B. The parties have discovered that certain property interests were inadvertently omitted in such assignments and now desire to cause an assignment and transfer of those interests, which property interests are more particularly described in Exhibit "A" to this Agreement (the "Property").

     B. Fischer-Watt desires to sell, assign and transfer all of its right, title and interest in the Property and Kennecott desires to purchase all of Fischer-Watt's right, title and interest in the Property on the terms and conditions set forth in this Agreement.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, Kennecott and Fischer-Watt agree as follows:

1.   Assignment of the Property.

     1.1 Upon the terms and conditions set forth in this Agreement, Fischer-Watt hereby sells, transfers, conveys, assigns, and delivers to Kennecott, all of Fischer-Watt's right, title and interest in the Property by an Assignment of Leases in the form attached to this Agreement as Exhibit "B" and by the Quitclaim Deed attached to this Agreement as Exhibit "C", reserving only to Fischer-Watt a 2.5% Net Smelter Return royalty which shall be calculated and paid as provided in Exhibit "D" to this Agreement.


     1.2 In consideration of the sale, transfer, conveyance, assignment and delivery of Fischer-Watt's right, title and interest in the Property as provided in Section 1.1, Kennecott agrees:

     (a) to pay a 2.5% Net Smelter Return royalty to Fischer-Watt on all minerals produced and sold from the Property as provided in Exhibit "D" to this Agreement.

     (b) to reimburse Fischer-Watt for any and all land holding and related costs under the leases related to such Property, and any taxes or other costs incurred by Fischer-Watt, from and after July 15, 1994 to the date hereof.

     (c) to offer to reassign the Property to Fischer-Watt, if Kennecott at any time on or before the fourth anniversary of the date hereof determines to relinquish the interest in the Property acquired under this Agreement. Fischer-Watt shall accept Kennecott's offer in writing within 20 days after Kennecott notifies Fischer-Watt of the offer. Fischer-Watt's failure to provide written notice of its acceptance of the offer within such 20 day period shall be deemed to be an election to decline the offer and Kennecott may thereafter relinquish the Property. Kennecott's obligation to make the payments as provided in Section 1.2(a) shall terminate upon the date that Kennecott gives notice of the offer to Fischer-Watt under this Section 1.2(c). This Section 1.2(c) shall apply only if Kennecott intends to relinquish the Property and shall not apply to any assignment by Kennecott of the Property subject to the terms of this Agreement.

     1.3 The consideration described above is the sole and complete consideration given by Kennecott to Fischer-Watt for the assignment of the Property by Fischer-Watt to Kennecott.

2.   Fischer-Watt' Representations and Warranties.

     Fischer-Watt represents and warrants to Kennecott as follows:

     2.1 Fischer-Watt is a corporation, duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and Fischer-Watt has the corporate power and authority to enter into this Agreement.

     2.2 The execution, delivery and performance of this Agreement by Fischer-Watt have been authorized by all necessary corporate action, create binding obligations on Fischer-Watt, and do not and will not:

     (a) require any consent or approval of Fischer-Watt's stockholders;

     (b)  contravene Fischer-Watt's charter or bylaws;

     (c) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Fischer-Watt; or

     (d) result in a breach of or constitute a default under any agreement to which Fischer-Watt is a party.

     2.3 No consent, approval, permit, license, or authorization of any governmental body is required in connection with the execution, delivery, or performance of this Agreement by Fischer-Watt.

     2.4 As of the date hereof, Fischer-Watt is lawfully seized of a defeasible estate in the Property as set forth in Exhibit "A," and has the right and power to assign and quitclaim the Property as provided in this Agreement.

     2.5 Fischer-Watt has provided to Kennecott true and complete copies of all instruments affecting title to the Property.

     2.6 As of the date hereof, and to the best of its knowledge, the Leases relating to the Property are in good standing, Fischer-Watt has not taken any action or failed to take any required action that with the passage of time would result in a default under the Leases, and Fischer-Watt has not received any notice or threat of default under the Leases.

     2.7 As of the date hereof, and except as otherwise provided in Section 2.10, the Property is free from all liens or encumbrances created by Fischer-Watt, or any person claiming by, through, or under Fischer-Watt. Fischer-Watt will defend its title to the Property against all persons who may claim the same by, through, or under Fischer-Watt, but not otherwise.

     2.8 Fischer-Watt has not committed, nor will Fischer-Watt in the future commit, any act or acts which will encumber or cause a lien to be placed against the Property.

     2.9 Fischer-Watt has not deposited any petroleum, hazardous waste, hazardous substances, pollutants, contaminants, or toxic materials (as those terms are defined by any applicable local, state or federal law presently in effect) on the Property, nor conducted any activities that have caused an adverse environmental condition on the Property.

     2.10 Fischer-Watt has no material contractual commitments or obligations which relate to or affect the Property.

3.   Representations and Warranties of Kennecott.

     Kennecott represents and warrants to Fischer-Watt as follows:

     3.1 Kennecott is a corporation, duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and Kennecott has the corporate power and authority to enter into this Agreement.

     3.2 The execution, delivery and performance of this Agreement by Kennecott have been authorized by all necessary corporate action, create binding obligations on Kennecott, and do not and will not:

     (a) require any consent or approval of Kennecott's stockholders;

     (b)  contravene Kennecott's charter or bylaws;

     (c) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Kennecott; or

     (d) result in a breach of or constitute a default under any agreement to which Kennecott is a party.

     3.3 No consent, approval, permit, license, or authorization of any governmental body is required in connection with the execution, delivery, or performance of this Agreement by Kennecott.

4.   Confidentiality.

     4.1 The terms of this Agreement shall be the exclusive property of the Parties and, except as provided in Section 4.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     4.2 The consent required by Section 4.1 shall not apply to a disclosure:

     (a) By a Party to a potential successor by sale of all or substantially all of its interest in the Property, or to a potential successor by consolidation or merger, or to a proposed joint venturer or partner in a joint venture or partnership in which such Party may become a participating partner or venturer.

     (b) To an affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed.

     (c)  To a bank or other potential source of financing.

     (d) To a court, governmental agency or to the public if the disclosing Party believes in good faith that disclosure is required by pertinent law, regulation, rule, order or the rules of any stock exchange.

     4.3 In any case to which Section 4.2 is applicable, the disclosing Party shall give notice to the other Party concurrently with the making of such disclosure. As to a disclosure pursuant to
Section 4.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 4.

5.   General Provisions.

     5.1 This Agreement may be assigned by either Party; however, any such assignment shall be subject to the rights and interests granted by this Agreement to the other Party and shall not relieve the assigning Party from any obligation to the other Party that arose prior to the assignment.

     5.2 The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

     5.3 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, except for its rules pertaining to conflicts of laws. In the event that any condition or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     5.4 There are no implied covenants given by either Party or otherwise contained in this Agreement.

     5.5 Each of the Parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     5.6 This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.
In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

     5.7 No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

     5.8 This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same instrument.

     5.9 The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     5.10 All representations, warranties, covenants, and agreements of the Parties shall survive the delivery of the Assignment of Leases and Quitclaim Deed and shall not merge with or be extinguished by delivery of any document of transfer contemplated by this Agreement.

     5.11 Nothing expressed or implied in this Agreement is intended by the Parties or shall be construed to confer upon or to give to any person or entity other than the Parties to this Agreement or their successors or assigns any rights or remedies under or by reason of this Agreement.

     5.12 All notices, requests, demands, and other communications pertaining to or contemplated by this Agreement shall be addressed to the Party to whom such communication is to be directed as follows:

          if to Kennecott Exploration Company:

          10 East South Temple
          Salt Lake City, Utah  84133
          Telecopier: (801) 322-8303

          with a copy to:

          Kennecott Corporation
          10 East South Temple
          Salt Lake City, Utah  84133
          Attention:  Legal Department
          Telecopier:  (801) 322-8081

          if to Fischer-Watt Gold Company, Inc.:
          340 Freeport Boulevard, Suite 3
          Sparks, Nevada  89431
          Telecopier: (702) 358-4026

          with a copy to:

          George Beattie
          1410 Cherrywood Drive
          Coeur d'Alene, Idaho 83814
          Telecopier: ((208) 765-9461
          and to:

          Cliff Pearl
          Jones and Keller
          1625 Broadway, Suite 1600
          Denver, Colorado 80202
          Telecopier: (303) 893-6506

All Notices shall be given (I) by personal delivery to the Party, or (ii) by electronic communication, with a confirmation sent by commercial courier, registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier. All Notices shall be effective and shall be deemed delivered (I) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of the electronic communication, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

     5.13 This Agreement contains the entire understanding of the Parties and supersedes all prior agreements, communications and understandings between the Parties relating to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
                             FISCHER-WATT GOLD COMPANY, INC.



                             By  George Beattie
                             (Signature)
                               Its President


                             KENNECOTT EXPLORATION COMPANY



                             By Thomas C. Patton
                             (Signature)
                               Its President

                            EXHIBIT "A"


Property


The Property consists of the following real property situated as follows:

Fee Interests:

All that real property situated in Section 19, Township 19 South,
Range 9 East, of Imperial County, California:

1.  An undivided 12.5 percent ownership interest in the mineral
estate in and to the:   SE1/4 SW1/4 NE1/4;
                        NE1/4 SE1/4 NE1/4;
                        NE1/4 SE1/4 SE1/4;
                        SE1/4 NE1/4 SW1/4;  and
                        S/2 NW1/4 SW1/4.

    Being the same property quitclaimed to Fischer-Watt by that certain Quitclaim, Assignment and Agreement between Homestake
Mining Company of California and Fischer-Watt Gold Company, Inc., dated effective as of December 26, 1990.

Assignment of Leases:

    Mining Lease dated April 1, 1990 between Wes and Mary
Martin, Owner, and Homestake Mining Company of California, as
Lessee; a short form of which is recorded in Book 1658, Page
1269, Official Records, Imperial County, California;

    Mining Lease dated April 1, 1990 between Emily Martin,
Owner, and Homestake Mining Company of California, as Lessee; a short form of which is recorded in Book 1658, Page 1273, Official
Records, Imperial County, California.

                           EXHIBIT "B"

                       ASSIGNMENT OF LEASES


    THIS ASSIGNMENT OF LEASES effective as of April 20, 1995, is between FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation ("Assignor"), with an office at 340 Freeport Boulevard, Suite 3, Sparks, Nevada 89431, and KENNECOTT EXPLORATION COMPANY, a Delaware corporation ("Assignee") with an office at 10 East South Temple, Salt Lake City, Utah 84133.

    IN CONSIDERATION OF good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor conveys, transfers and assigns to Assignee all of Assignor's interest in certain real property situated in Imperial
County, California which property is more particularly described as follows:

    That certain Mining Lease dated April 1, 1990 between Wes and Mary Martin, Owner, and Homestake Mining Company of California, as Lessee; a short form of which is recorded in Book 1658, Page 1269, Official Records, Imperial County, California;

    That certain Mining Lease dated April 1, 1990 between Emily Martin, Owner, and Homestake Mining Company of California, as Lessee; a short form of which is recorded in Book 1658, Page 1273, Official Records, Imperial County, California.

Assignor's warranty of title to Assignee shall be limited to claims asserted by any person claiming by, through or under Assignor.

    DATED this 20 day of April, 1995.


                              FISCHER-WATT GOLD COMPANY, INC.


                              By  George Beattie
                              (Signature)
                                Its President


COUNTY OF Kootenai  )
                         )  ss.
STATE OF Idaho )

     On this 20 day of April, 1995, before me, Robert A. Sampson, a notary public, personally appeared George Beattie, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the entity on behalf of which he acted, executed the instrument.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

     My commission expires 3-30-2001

                                   Robert A. Sampson (SEAL)
                                   (Signature)
                                   Notary Public

                            EXHIBIT "C"

                          QUITCLAIM DEED

FOR $10 AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation ("Fischer-Watt"), with an office at 340 Freeport Boulevard, Suite 3, Sparks, Nevada 89431, hereby sells, assigns, transfers and quitclaims to KENNECOTT EXPLORATION COMPANY, a Delaware corporation with an office at 10 East South Temple, Salt Lake City, Utah 84133, all of Fischer-Watt's rights, titles and interests in and to the real property described below:

All that real property situated in Section 19, Township 19 South,
Range 9 East, of Imperial County, California consisting of an undivided 12.5 percent ownership interest in the mineral estate in and to:
                         SE1/4 SW1/4 NE1/4;
                         NE1/4 SE1/4 NE1/4;
                         NE1/4 SE1/4 SE1/4;
                         SE1/4 NE1/4 SW1/4;  and
                         S/2 NW1/4 SW1/4.

     Being the same property quitclaimed to Fischer-Watt by that certain Quitclaim, Assignment and Agreement between Homestake
Mining Company of California and Fischer-Watt Gold Company, Inc., dated effective as of December 26, 1990.

     Dated this 20 day of April, 1995.


                              FISCHER-WATT GOLD COMPANY, INC.


                              By  George Beattie
                              (Signature)
                                Its President


COUNTY OF Kootenai  )
                         )  ss.
STATE OF Idaho )

     On this 20 day of April, 1995, before me, Robert A. Sampson, a notary public, personally appeared George Beattie, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the entity on behalf of which he acted, executed the instrument.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

     My commission expires 3-30-2001

                                   Robert A. Sampson   (SEAL)
                                   (Signature)
                                   Notary Public

                           EXHIBIT "D"

                  NET SMELTER RETURN CALCULATION

     Pursuant to the terms of the Agreement to Assign Leases and Quitclaim of Interests between Kennecott Exploration Company and
Fischer-Watt Gold Company, Inc. dated January ___, 1995,Kennecott
Exploration Company (the "Payor") grants to Fischer-Watt Gold Company, Inc. (the "Royalty Holder") a 2.5% Net Smelter Return royalty to Fischer-Watt on all minerals produced and sold from the Property as provided herein.

A.   Net Smelter Return Definition.

     1. Except as provided in paragraph 2 below, in the event that the Payor sells ores, concentrates, precipitates, cathodes, leach solutions or any other primary, intermediate or final product or any other mineral substances (other than fine gold and/or silver bullion or dore bullion) produced from the Property, Net Smelter Return for the calendar quarter shall mean the amount of Revenues (as defined below) actually received by the Payor from the sale of such mineral substances, less to the extent paid or incurred by the Payor, (a) the cost of transporta-tion between the Payor's mill and the buyer, (b) the cost of assaying, sampling, custom-smelting and refining such products, including any independent representative and umpire charges, and
(c) taxes (other than income taxes) imposed upon or in connection with producing, transporting and selling such products.

     2. If the Payor produces as a final product or has pro-duced as a final product through a tolling/refining contract or any other transaction that results in the Payor owning title to fine gold and/or silver bullion or dore bullion produced from the Property, Net Smelter Return for a calendar quarter shall mean the amount of fine gold and/or silver bullion produced or the amount of payable gold and/or silver contained in dore bullion produced from the Property during the quarter multiplied by (I) for gold, the average London Bullion Brokers P.M. Gold Fixing for the calendar quarter of production and (ii) for silver, the average London Bullion Market Association daily Silver Fixing for the calendar quarter of production, less the following costs attributed to that production, to the extent paid or incurred by the Payor prior to the date payment is due to the Royalty Holder as prescribed in Section C.1(b) of this Exhibit, (a) the costs of transportation from the Payor's mill to the smelter/refiner, (b) the cost of assaying, sampling, custom-smelting and refining said bullion, including tolling costs, independent representative and umpire charges, and including any penalties assessed by the purchaser of said fine gold and/or silver bullion, (c) taxes (other than income taxes) imposed upon or in connection with producing, transporting and selling said fine gold and/or silver bullion and (d) costs of sale, if any, actually paid or incurred by the Payor prior to the date payment is due the Royalty Holder as described above.

     For purposes of this Section A.2., the average gold and silver prices for the production quarter shall be determined by dividing the sum of all daily prices posted during the calendar quarter by the number of days that prices were posted. The posted prices shall be obtained from The Wall Street Journal, Reuters, or another reliable source. If either the London Bullion Brokers P.M. Gold Fixing or the London Bullion Market Association daily Silver Fixing ceases to be published, the Payor and the Royalty Holder shall agree upon a similar alternative method for determining the average spot market price for gold and/or silver, as the case may be, which shall be used in calcu-lating Net Smelter Return.

     The Payor and the Royalty Holder acknowledge that the purpose of this Section A.2. is to assure that Net Smelter Return is determined in a timely manner for fine gold and/or silver bullion produced or dore bullion produced during a calendar quarter regardless of whether an actual sale of gold and/or silver to a third party is made by the Payor. The parties further acknowledge that the Payor shall have the right to market and sell to third parties the gold and silver produced from the Property in any manner it chooses, including the forward sale of gold and silver on the commodity markets. The Royalty Holder shall have absolutely no right to participate whatsoever in any sales of mineral substances by the Payor on the commodity market or otherwise share in any profits or losses received by the Payor as a result of the Payor's marketing activities.

     3. In no event shall the Payor deduct the cost of mining, milling, leaching or any other processing costs incurred by the Payor in the determination of Net Smelter Return.

     4. In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by the Payor, then charges, costs and penalties for such smelting or refining shall mean the amount the Payor would have incurred if such smelting or refining were carried out at facilities not owned or controlled by the Payor then offering comparable ser-vices for comparable products on prevailing terms, but in no event greater than actual costs incurred by the Payor with respect to such smelting and refining.

B.   Other Definitions.

     1. "Payor" shall mean the person or entity obligated to pay a Net Smelter Return royalty to the Royalty Holder pursuant to the terms of the Agreement to Assign Leases.

     2. "Royalty Holder" shall mean the person or entity entitled to receive a Net Smelter Return royalty pursuant to the terms of the Agreement to Assign Leases.

     3. "Revenues" shall mean the total amounts received by the Payor from the sale of mineral substances produced from the Property at the point of sale, less all selling costs, provided such sales are arm's length transactions, and provided further that sales to affiliates of the Payor are valued at the fair market value of the products sold. For the purposes of this Exhibit, mineral substances may be in a primary, intermediate or final form.

C.   Payments of Net Smelter Return Royalty.

     1. The amount of Net Smelter Return royalty due the Royalty Holder shall be payable in the following alternative manners depending on the Payor's method of selling mineral substances produced from the Property:

          (a) If the Payor produces and sells ores, concen-trates, precipitates, cathodes, leach solutions or any other primary, intermediate product or mineral substances other than fine gold and/or silver bullion or dore bullion, the Net Smelter Return royalty paid to the Royalty Holder shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.1 by 2.5 %. Payment shall be made within 30 days after the Payor's receipt of Revenues from such sales during a calendar quarter.

          (b) If the Payor produces fine gold and/or silver bullion or dore bullion, the Net Smelter Return royalty paid to the Royalty Holder shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.2 by 2.5 %. Payment shall be made within 30 days after the end of a calendar quarter.

     2. The Payor shall provide copies of all data relating to the Net Smelter Return royalty calculation (including, but not limited to, settlement sheets used in calculating the Royalty Holder's Net Smelter Return royalty) to the Royalty Holder at the same time that the Royalty Holder's Net Smelter Return royalty payments are paid.

D.   Audits and Disputes.

     1. The Royalty Holder, upon written notice, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of the Net Smelter Return interest within 24 months after receipt of a payment described in Section C. of this Exhibit for a calendar quarter.

     2. The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calen-dar quarter, unless it provides notice in writing of such objec-tion within 24 months after receipt of final payment for the calendar quarter. If the parties are unable to resolve the dispute within 60 days after the receipt of such notice, the dispute shall be resolved by arbitration in Salt Lake City, Utah, pursuant to the commercial arbitration rules of the American Arbitration Association. The resolution pursuant to such arbi-tration shall be binding on the parties. Alternatively, the parties may elect to submit the dispute to a mutually acceptable certified public accountant, or firm of certified public accoun-tants, for a binding resolution thereof. Unless the parties agree to share the costs of arbitration, the arbitrator shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each party participating in the arbitration.

E.   General.

     1. Unless otherwise specified, capitalized terms used herein shall have the same meaning as given to them in the Agreement to Assign Leases to which this Exhibit C is attached.

     2. The Payor shall keep true and accurate books and records for the purposes of this Exhibit. Such books and records shall be kept on the accrual basis in accordance with generally accepted accounting principles and practices consistently applied.

     3. The Royalty Holder or its authorized representative on not less than 2 days' notice to the Payor, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the calculation of its interest, including without limitation such records and data which are maintained electroni-cally. The Royalty Holder or its authorized representative shall enter the Property at the Royalty Holder's own risk and may not unreasonably hinder operations on or pertaining to the Property. The Royalty Holder shall indemnify and hold harmless the Payor and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective direc-tors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder's exercise of its rights herein.

     4. All notices or communications hereunder shall be made and effective in accordance with the provisions of the Agreement to Assign Leases.

     5. The Net Smelter Return interest shall attach to any amendments, relocations or conversions of any mining claims or leases comprising the Property, or to any renewals or extensions of leases, and to any mineral rights acquired by the Payor and any Affiliates in lands embraced within any mining claims or leases comprising the Property within one year after the loss or relinquishment of any mining claim or lease comprising the Property. The Net Smelter Return interest shall be a real property interest that runs with the Property and shall be applicable to any person who produces and sells Products from the Property.

     6. All information and data provided to Royalty Holder shall be subject to the confidentiality provisions of the Agreement to Assign Leases.

     7. Notwithstanding anything to the contrary herein, the Payor shall have the right to mine and market amounts of precious metals or other minerals reasonably necessary for non-bulk sampling, assaying, metallurgical testing and evaluation of the minerals potential of the Property without initiating the obligation to make production royalty payments hereunder.

     8. The Payor shall have the right to commingle ore and minerals from the Property with ore from other lands and properties; provided, however, that the Payor shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling. If concentrates are produced from the commingled ores by the Payor, the Payor shall also calculate from representative samples the average recovery percentage for all concentrates produced during the calendar quarter. In obtaining representative sam-ples, calculating the average grade of the ore and average recovery percentages, the Payor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Payor to apportion among the commingled ores penalty charges, if any, imposed by the purchaser of such ore or concentrates.

     9. The Royalty Holder may assign its interest in the Net Smelter Return royalty, in whole or in part, provided however, that the Payor shall not be obligated to make Net Smelter Return royalty payments to any such assignee until the Payor has been provided with a certified or authenticated copy of a properly executed and recorded instrument conveying all or a portion of the Net Smelter Return royalty to the assignee.

                       ASSIGNMENT OF LEASES

     THIS ASSIGNMENT OF LEASES effective as of January __, 1995, is between FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation ("Assignor"), with an office at 340 Freeport Boulevard, Suite 3, Sparks, Nevada 89431, and KENNECOTT EXPLORATION COMPANY, a Delaware corporation ("Assignee") with an office at 10 East South Temple, Salt Lake City, Utah 84133.

     IN CONSIDERATION OF good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor conveys, transfers and assigns to Assignee all of Assignor's interest in certain real property situated in Imperial
County, California which property is more particularly described as follows:

     That certain Mining Lease dated April 1, 1990 between Wes and Mary Martin, Owner, and Homestake Mining Company of California, as Lessee; a short form of which is recorded in Book 1658, Page 1269, Official Records, Imperial County, California;

     That certain Mining Lease dated April 1, 1990 between Emily Martin, Owner, and Homestake Mining Company of California, as Lessee; a short form of which is recorded in Book 1658, Page 1273, Official Records, Imperial County, California.

Assignor's warranty of title to Assignee shall be limited to claims asserted by any person claiming by, through or under Assignor.

     DATED this ____ day of January, 1995.


                              FISCHER-WATT GOLD COMPANY, INC.


                               By
                               Its


COUNTY OF ____________   )
                         )  ss.
STATE OF _______________ )

     On this _____ day of January, 1995, before me, _______________________, a notary public, personally appeared
________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the entity on behalf of which he acted, executed the instrument.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

     My commission expires __________________.


                                   Notary Public

                          QUITCLAIM DEED

FOR $10 AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation ("Fischer-Watt"), with an office at 340 Freeport Boulevard, Suite 3, Sparks, Nevada 89431, hereby sells, assigns, transfers and quitclaims to KENNECOTT EXPLORATION COMPANY, a Delaware corporation with an office at 10 East South Temple, Salt Lake City, Utah 84133, all of Fischer-Watt's rights, titles and interests in and to the real property described below:

All that real property situated in Section 19, Township 19 South,
Range 9 East, of Imperial County, California consisting of an undivided 12.5 percent ownership interest in the mineral estate in and to:
                         SE1/4 SW1/4 NE1/4;
                         NE1/4 SE1/4 NE1/4;
                         NE1/4 SE1/4 SE1/4;
                         SE1/4 NE1/4 SW1/4;  and
                         S/2 NW1/4 SW1/4.

     Being the same property quitclaimed to Fischer-Watt by that certain Quitclaim, Assignment and Agreement between Homestake
Mining Company of California and Fischer-Watt Gold Company, Inc., dated effective as of December 26, 1990.

     Dated this ____ day of January, 1995.


                              FISCHER-WATT GOLD COMPANY, INC.



                              By
                              Its

COUNTY OF ____________   )
                         )  ss.
STATE OF _______________ )

     On this _____ day of January, 1995, before me, _______________________, a notary public, personally appeared
________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the entity on behalf of which he acted, executed the instrument.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

     My commission expires __________________.


                                   Notary Public